EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 333-145236, 333-127265, 333-13456, 333-97305, 333-6436 and 333-216272), Form F-3 (File Nos. 333-185591, 33-77022 and 333-221507) and Form F-10 (File Nos. 333-213234 and 333-220471) of Enbridge Inc. of our report dated February 15, 2019 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10‑K.

/s/ PricewaterhouseCoopers LLP

Chartered Professional Accountants
Calgary, Alberta

February 15, 2019